EXHIBIT 32.1
CERTIFICATIONS OF
THE PRINCIPAL EXECUTIVE OFFICER AND THE PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Xiao Ping Zhang, Chief Executive Officer of SORL AUTO PARTS, INC., and Zong Yun Zhou, Chief Financial Officer of SORL AUTO PARTS, INC., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SORL AUTO PARTS, INC. on Form 10-Q for the fiscal quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of SORL AUTO PARTS, INC.

Dated: November 12, 2008

/s/ Xiao Ping Zhang

Xiao Ping Zhang Chief Executive Officer

/s/ Zong Yun Zhou

Zong Yun Zhou
Chief Financial Officer